As filed with the Securities and Exchange Commission on September 28, 2004
Registration No. 333-119040

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective

Amendment No. 1
To
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jersey Central Power & Light Company

(Exact name of registrant as specified in its charter)

New Jersey	4911	21-0485010
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o FirstEnergy Corp.

76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leila L. Vespoli, Esq.

Senior Vice President and General Counsel
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lucas F. Torres, Esq.	Douglas E. Davidson, Esq.
Akin Gump Strauss Hauer & Feld LLP	Thelen Reid & Priest LLP
590 Madison Avenue	875 Third Avenue
New York, NY 10022	New York, NY 10022-6225
(212) 872-1000	(212) 603-2000
Fax: (212) 872-1002	Fax: (212) 603-2001

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Section 14A: 3-5(2) of Title 14 of New Jersey Permanent Statutes gives a corporation incorporated under the laws of New Jersey power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of independent legal counsel other than an attorney who has been retained by or has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination.

      Section 32 of the Registrant’s By-Laws provides as follows:

      “The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the corporation, by reason of the fact that he was a director, officer or employee of the corporation (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, to the fullest extent permitted by law, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and-penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

(i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

(ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Section 32(a)(i) or in Section 32(a)(h).”

      Section 14A: 3-5(8) of Title 14A of New Jersey Permanent Statutes provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.

      Section 32(g) of the Registrant’s By-laws provides as follows:

      “The corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, and insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.”

      The Registrant maintains and pays the premium on contracts insuring the Registrant (with certain exclusions) against any liability to directors and officers they may incur under the above indemnity provisions and insuring each director and officer of the Registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Registrant.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Exhibit No.	Description

3(a)*	Restated Certificate of Incorporation of JCP&L, as amended — Incorporated by reference to Exhibit 3-A, 1990 Annual Report on Form 10-K, SEC File No. 1-3141.
3(a)(1)*	Certificate of Amendment to Restated Certificate of Incorporation of JCP&L, dated June 19, 1992 — Incorporated by reference to Exhibit A-2(a), Certificate Pursuant to Rule 24, SEC File No. 70-7949.
3(a)(2)*	Certificate of Amendment to Restated Certificate of Incorporation of JCP&L, dated June 19, 1992 — Incorporated by reference to Exhibit A-2(a)(i), Certificate Pursuant to Rule 24, SEC File No. 70-7949.
3(b)*	By-Laws of JCP&L, as amended May 25, 1993 — Incorporated by reference to Exhibit 3-B, 1993 Annual Report on Form 10-K, SEC File No. 1-3141.
4(a)*	Indenture of JCP&L, dated as of March 1, 1946, between JCP&L and United States Trust Company of New York, Successor Trustee, as amended and supplemented by eight supplemental indentures dated December 1, 1948 through June 1, 1960 — Incorporated by reference to JCP&L’s Instruments of Indebtedness Nos. 1 to 7, inclusive, and 9 and 10 filed as part of Amendment No. 1 to 1959 Annual Report of GPU on Form U5S, SEC File Nos. 30-126 and 1-3292.
4(a)(1)*	Ninth Supplemental Indenture of JCP&L, dated November 1, 1962 — Incorporated by reference to Exhibit 2-C, Registration No. 2-20732.
4(a)(2)*	Tenth Supplemental Indenture of JCP&L, dated October 1, 1963 — Incorporated by reference to Exhibit 2-C, Registration No. 2-21645.
4(a)(3)*	Eleventh Supplemental Indenture of JCP&L, dated October 1, 1964 — Incorporated by reference to Exhibit 5-A-3, Registration No. 2-59785.
4(a)(4)*	Twelfth Supplemental Indenture of JCP&L, dated November 1, 1965 — Incorporated by reference to Exhibit 5-A-4, Registration No. 2-59785.
4(a)(5)*	Thirteenth Supplemental Indenture of JCP&L, dated August 1, 1966 — Incorporated by reference to Exhibit 4-C, Registration No. 2-25124.
4(a)(6)*	Fourteenth Supplemental Indenture of JCP&L, dated September 1, 1967 — Incorporated by reference to Exhibit 5-A-6, Registration No. 2-59785.
4(a)(7)*	Fifteenth Supplemental Indenture of JCP&L, dated October 1, 1968 — Incorporated by reference to Exhibit 5-A-7, Registration No. 2-59785.
4(a)(8)*	Sixteenth Supplemental Indenture of JCP&L, dated October 1, 1969 — Incorporated by reference to Exhibit 5-A-8, Registration No. 2-59785.
4(a)(9)*	Seventeenth Supplemental Indenture of JCP&L, dated June 1, 1970 — Incorporated by reference to Exhibit 5-A-9, Registration No. 2-59785.
4(a)(10)*	Eighteenth Supplemental Indenture of JCP&L, dated December 1, 1970 — Incorporated by reference to Exhibit 5-A-10, Registration No. 2-59785.
4(a)(11)*	Nineteenth Supplemental Indenture of JCP&L, dated February 1, 1971 — Incorporated by reference to Exhibit 5-A-11, Registration No. 2-59785.
4(a)(12)*	Twentieth Supplemental Indenture of JCP&L, dated November 1, 1971 — Incorporated by reference to Exhibit 5-A-12, Registration No. 2-59875.

Exhibit No.	Description

4(a)(13)*	Twenty-first Supplemental Indenture of JCP&L, dated August 1, 1972 — Incorporated by reference to Exhibit 5-A-13, Registration No. 2-59785.
4(a)(14)*	Twenty-second Supplemental Indenture of JCP&L, dated August 1, 1973 — Incorporated by reference to Exhibit 5-A-14, Registration No. 2-59785.
4(a)(15)*	Twenty-third Supplemental Indenture of JCP&L, dated October 1, 1973 — Incorporated by reference to Exhibit A-15, Registration No. 2-59785.
4(a)(16)*	Twenty-fourth Supplemental Indenture of JCP&L, dated December 1, 1973 — Incorporated by reference to Exhibit 5-A-16, Registration No. 2-59785.
4(a)(17)*	Twenty-fifth Supplemental Indenture of JCP&L, dated November 1, 1974 — Incorporated by reference to Exhibit 5-A-17, Registration No. 2-59785.
4(a)(18)*	Twenty-sixth Supplemental Indenture of JCP&L, dated March 1, 1975 — Incorporated by reference to Exhibit 5-A-18, Registration No. 2-59785.
4(a)(19)*	Twenty-seventh Supplemental Indenture of JCP&L, dated July 1, 1975 — Incorporated by reference to Exhibit 5-A-19, Registration No. 2-59785.
4(a)(20)*	Twenty-eighth Supplemental Indenture of JCP&L, dated October 1, 1975 — Incorporated by reference to Exhibit 5-A-20, Registration No. 2-59785.
4(a)(21)*	Twenty-ninth Supplemental Indenture of JCP&L, dated February 1, 1976 — Incorporated by reference to Exhibit 5-A-21, Registration No. 2-59785.
4(a)(22)*	Supplemental Indenture No. 29A of JCP&L, dated May 31, 1976 — Incorporated by reference to Exhibit 5-A-22, Registration No. 2-59785.
4(a)(23)*	Thirtieth Supplemental Indenture of JCP&L, dated June 1, 1976 — Incorporated by reference to Exhibit 5-A-23, Registration No. 2-59785.
4(a)(24)*	Thirty-first Supplemental Indenture of JCP&L, dated May 1, 1977 — Incorporated by reference to Exhibit 5-A-24, Registration No. 2-59785.
4(a)(25)*	Thirty-second Supplemental Indenture of JCP&L, dated January 20, 1978 — Incorporated by reference to Exhibit 5-A-25, Registration No. 2-60438.
4(a)(26)*	Thirty-third Supplemental Indenture of JCP&L, dated January 1, 1979 — Incorporated by reference to Exhibit A-20(b), Certificate Pursuant to Rule 24, SEC File No. 70-6242.
4(a)(27)*	Thirty-fourth Supplemental Indenture of JCP&L, dated June 1, 1979 — Incorporated by reference to Exhibit A-28, Certificate Pursuant to Rule 24, SEC File No. 70-6290.
4(a)(28)*	Thirty-sixth Supplemental Indenture of JCP&L, dated October 1, 1979 — Incorporated by reference to Exhibit A-30, Certificate Pursuant to Rule 24, SEC File No. 70-6354.
4(a)(29)*	Thirty-seventh Supplemental Indenture of JCP&L, dated September 1, 1984 — Incorporated by reference to Exhibit A-1(cc), Certificate Pursuant to Rule 24, SEC File No. 70-7001.
4(a)(30)*	Thirty-eighth Supplemental Indenture of JCP&L, dated July 1, 1985 — Incorporated by reference to Exhibit A-1(dd), Certificate Pursuant to Rule 24, SEC File No. 70-7109.
4(a)(31)*	Thirty-ninth Supplemental Indenture of JCP&L, dated April 1, 1988 — Incorporated by reference to Exhibit A-1(a), Certificate Pursuant to Rule 24, SEC File No. 70-7263.
4(a)(32)*	Fortieth Supplemental Indenture of JCP&L, dated June 14, 1988 — Incorporated by reference to Exhibit A-1(ff), Certificate Pursuant to Rule 24, SEC File No. 70-7603.
4(a)(33)*	Forty-first Supplemental Indenture of JCP&L, dated April 1, 1989 — Incorporated by reference to Exhibit A-1(gg), Certificate Pursuant to Rule 24, SEC File No. 70-7603.
4(a)(34)*	Forty-second Supplemental Indenture of JCP&L, dated July 1, 1989 — Incorporated by reference to Exhibit A-1(hh), Certificate Pursuant to Rule 24, SEC File No. 70-7603.
4(a)(35)*	Forty-third Supplemental Indenture of JCP&L, dated March 1, 1991 — Incorporated by reference to Exhibit 4-A-35, Registration No. 33-45314.
4(a)(36)*	Forty-fourth Supplemental Indenture of JCP&L, dated March 1, 1992 — Incorporated by reference to Exhibit 4-A-36, Registration No. 33-49405.
4(a)(37)*	Forty-fifth Supplemental Indenture of JCP&L, dated October 1, 1992 — Incorporated by reference to Exhibit 4-A-37, Registration No. 33-49405.
4(a)(38)*	Forty-sixth Supplemental Indenture of JCP&L, dated April 1, 1993 — Incorporated by reference to Exhibit C-15, 1992 Annual Report of GPU on Form U5S, SEC File No. 30-126.

Exhibit No.	Description

4(a)(39)*	Forty-seventh Supplemental Indenture of JCP&L, dated April 10, 1993 — Incorporated by reference to Exhibit C-16, 1992 Annual Report of GPU on Form U5S, SEC File No. 30-126.
4(a)(40)*	Forty-eighth Supplemental Indenture of JCP&L, dated April 15, 1993 — Incorporated by reference to Exhibit C-17, 1992 Annual Report of GPU on Form U5S, SEC File No. 30-126.
4(a)(41)*	Forty-ninth Supplemental Indenture of JCP&L, dated October 1, 1993 — Incorporated by reference to Exhibit C-18, 1993 Annual Report of GPU on Form U5S, SEC File No. 30-126.
4(a)(42)*	Fiftieth Supplemental Indenture of JCP&L, dated August 1, 1994 — Incorporated by reference to Exhibit C-19, 1994 Annual Report of GPU on Form U5S, SEC File No. 30-126.
4(a)(43)*	Fifty-first Supplemental Indenture of JCP&L, dated August 15, 1996 — Incorporated by reference to Exhibit 4-A-43, 1996 Annual Report on Form 10-K, SEC File No. 1-6047.
4(a)(44)*	Fifty-second Supplemental Indenture of JCP&L, dated July 1, 1999 — Incorporated by reference to Exhibit 4-B-44, Registration No. 333-88783.
4(a)(45)*	Fifty-third Supplemental Indenture of JCP&L, dated November 1, 1999 — Incorporated by reference to Exhibit 4-A-45, 1999 Annual Report on Form 10-K, SEC File No. 1-3141.
4(a)(46)*	Subordinated Debenture Indenture of JCP&L, dated May 1, 1995 — Incorporated by reference to Exhibit A-8(a), Certificate Pursuant to Rule 24, SEC File No. 70-8495.
4(a)(47)*	Fifty-fourth Supplemental Indenture of JCP&L, dated November 7, 2001 — Incorporated by reference to Exhibit 4-A-47, 2001 Annual Report on Form 10-K, SEC File No. 1-3141.
4(a)(48)**	Fifty-fifth Supplemental Indenture of JCP&L, dated as of April 1, 2004.
4(b)**	Registration Rights Agreement, dated as of April 23, 2004, among Jersey Central Power & Light Company, Barclays Capital Inc. and UBS Securities LLC, as representatives of the Initial Purchasers (as defined therein).
4(c)*	Senior Note Indenture dated as of July 1, 1999, between JCP&L and The Bank of New York, as successor trustee to United States Trust Company of New York. — Incorporated by reference to Exhibit 4-A, Registration No. 333-78717.
4(d)**	Form of Exchange Note due 2016.
5(a)	Opinion of Thelen Reid & Priest LLP.
5(b)	Opinion of Akin Gump Strauss Hauer & Feld LLP.
12**	Statement of computation of ratio of earnings to fixed charges of Jersey Central Power & Light Company.
15**	Letter of PricewaterhouseCoopers LLP re: unaudited interim financial information.
23(a)	Consent of Thelen Reid & Priest LLP (included in Exhibit 5(a)).
23(b)	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5(b)).
23(c)**	Consent of PricewaterhouseCoopers LLP.
24**	Power of Attorney (See Signature Page).
25**	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Senior Note Indenture.
99(a)**	Form of Letter of Transmittal.
99(b)**	Form of Notice of Guaranteed Delivery.
99(c)**	Form of Letter to Registered Holders and/or DTC Participants.

*	Incorporated by reference herein as indicated.

**	Previously filed.

(b)	Financial Statement Schedules.

None.

Item 22.	Undertakings

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 28th day of September, 2004.

JERSEY CENTRAL POWER & LIGHT COMPANY

By	/s/ HARVEY L. WAGNER

Harvey L. Wagner

Vice President and Controller

      Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen E. Morgan	President and Director (Principal Executive Officer)	September 28, 2004

* Richard H. Marsh	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 28, 2004

* Harvey L. Wagner	Vice President and Controller (Principal Accounting Officer)	September 28, 2004

* Leila L. Vespoli	Senior Vice President, General Counsel and Director	September 28, 2004

*By	/s/ LUCAS F. TORRES

Lucas F. Torres

Attorney-in-fact